 Exhibit 99.1

FORM 3
JOINT FILER INFORMATION

Name of "Reporting Persons": Norwest Venture Partners XI, LP
     Jeffrey Crowe
     Promod Haque
     Matthew D. Howard

Address:    525 University Avenue, Suite 800
     Palo Alto, CA  94301

Designated Filer:   Norwest Venture Partners XI, LP

Issuer and Ticker Symbol:  SolarEdge Technologies Inc. (SEDG)

Date of Earliest Transaction:  March 25, 2015

Jeffrey Crowe, Promod Haque and Matthew D. Howard are Joint Filers with Norwest
Venture Partners XI, LP ("NVP XI") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3.

Mssrs. Crowe, Haque and Howard are Co-Chief Executive Officers of NVP
Associates, LLC ("NVP Associates"), the managing member of the general partner of NVP XI.  By virtue of such position, Mssrs. Crowe, Haque and Howard may be deemed to beneficially own the shares held of record by NVP XI.

All Reporting Persons disclaim beneficial ownership of shares of SolarEdge
Technogies Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the
Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates NVP XI as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder.

      NORWEST VENTURE PARTNERS XI, LP
      By:  Genesis VC Partners XI, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      By: /s/ Kurt Betcher
JEFFREY CROWE
By: Kurt L. Betcher, as Attorney-in-Fact

      By: /s/ Kurt Betcher
PROMOD HAQUE
By: Kurt L. Betcher, as Attorney-in-Fact

      By: /s/ Kurt Betcher
MATTHEW D. HOWARD
By: Kurt L. Betcher, as Attorney-in-Fact